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                                                                   EXHIBIT 3.1.3

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                               OF AUDIBLE, INC.

Audible, Inc., (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: By way of a Unanimous Written Consent of the Board of Directors, dated December 18, 1998, the Board of Directors of the Corporation adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation (the "Certificate") and declaring said amendments to be advisable. The stockholders of the Corporation duly approved the proposed amendments in accordance with Section 242 of the General Corporation Law of the State of Delaware by written consent in lieu of a meeting, dated December 18, 1998, pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:

          RESOLVED:  That the first paragraph of Article FOURTH of the
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Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 16,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), (ii) 534,000 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Stock"),
(iii) 534,000 shares of Series A-1 Convertible Preferred Stock, par value $.01 per share (the "Series A-1 Preferred Stock"), (iv) 2,100,000 shares of Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), (v) 2,300,000 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and (vi) 4,375,000 shares of Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") (the Series A Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are sometimes collectively referred herein as the "Preferred Stock"). As used herein, the term "Series A Preferred Stock" means the Series A Stock and the Series A-1 Preferred Stock share-for-share alike and without distinction, as except as the context otherwise requires.

          RESOLVED:  That Paragraph B(3)(b)(ii)(E) of Article FOURTH of the
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Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          (E) Increase Directors.  Increase the number of directors of the
              ------------------
Corporation above eight (8).

          RESOLVED:  That Paragraph B(3)(c)(ii)(G) of Article FOURTH of the
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Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          (G) Increase Directors.  Increase the number of directors of the
              ------------------
Corporation above eight (8).
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          RESOLVED:  That Paragraph B(3)(d)(iii)(G) of Article FOURTH of the
          --------
Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          (G) Increase Directors.  Increase the number of directors of the
              ------------------
Corporation above eight (8).

          RESOLVED:  That Paragraph B(3)(e)(ii)(F) of Article FOURTH of the
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Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          (F) Increase Directors.  Increase the number of directors of the
              ------------------
Corporation above eight (8).

          RESOLVED:  That Paragraph B(4)(d)(i)(C) of Article FOURTH of the
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Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          (C) "Employee Stock Options" shall mean (i) existing stock or options granted to employees, directors, or consultants of the Corporation pursuant to any stock award or option plan, agreement or arrangement for officers, directors, consultants, employees and others who render services to the Corporation (a "Plan"), to acquire up to a maximum of 28,250 shares of Common Stock (subject to any Adjustment), and (ii) stock or options to be granted to employees, directors or consultants of the Corporation pursuant to any Plan to purchase up to a maximum of 474,630 shares of Common Stock (subject to any Adjustment), which number may be increased from time to time to reflect repurchases by the Corporation of stock from employees, directors or consultants.

          RESOLVED:  That Paragraph B(4)(d)(i)(F) of Article FOURTH of the
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Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          (F) "Original Issue Date" shall mean, with respect to a series of Preferred Stock, the date on which the first share of that series of Preferred Stock was issued.

          RESOLVED:  That Paragraph B(4)(d)(i)(G) of Article FOURTH of the
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Certificate of Incorporation of the Corporation be and hereby is amended by adding the following stock restriction agreements:

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Stock Restriction Agreement                 CKC Communications, Inc.    01/31/98
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Stock Restriction Agreement (unsigned)      Clay Carlson                02/24/98
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Stock Restriction Agreement                 Andrew Huffman              02/28/98
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Stock Restriction Agreement                 Beth Anderson               05/06/98
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Stock Restriction Agreement                 Helene Artz                 05/06/98
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Stock Restriction Agreement                 Erica Ceravolo              05/06/98
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Stock Restriction Agreement                 Brian Fielding              05/06/98
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Stock Restriction Agreement                 Matthew Fine                05/06/98
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Stock Restriction Agreement                 Fritzgerald Francois        05/06/98
--------------------------------------------------------------------------------

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Stock Restriction Agreement                 Jonathan Korzen            05/06/98
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Stock Restriction Agreement                 James Mariany              05/06/98
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Stock Restriction Agreement                 Travis Millman             05/06/98
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Stock Restriction Agreement                 Ajit Rajasekharan          05/06/98
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Stock Restriction Agreement                 Sugeet Shah                05/06/98
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Stock Restriction Agreement                 Chong Tan                  05/06/98
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Stock Restriction Agreement                 Frederic Rose              06/10/98
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Stock Restriction Agreement                 Rozsa Kovesdi              06/15/98
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Stock Restriction Agreement                 Foy Sperring               06/15/98
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Stock Restriction Agreement                 Sarah Scharf               07/06/98
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Stock Restriction Agreement                 Anthony Huffman            07/20/98
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Stock Restriction Agreement                 Lee Delplane               09/15/98
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Stock Restriction Agreement                 Alexander Galkin           09/15/98
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Stock Restriction Agreement                 Dale Hardman               09/15/98
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Stock Restriction Agreement                 Adam Levin                 09/15/98
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Stock Restriction Agreement                 Anthony Nash               09/15/98
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Stock Restriction Agreement                 Michele Ramsay             09/15/98
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Stock Restriction Agreement                 Joann Stone                09/15/98
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Stock Restriction Agreement                 Seyeoul Yom                09/15/98
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Stock Restriction Agreement                 Igor Grebnev               10/30/98
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Stock Restriction Agreement                 Matthew Skaria             10/30/98
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    RESOLVED:  That Paragraph B(4)(d)(iv)(C)of Article FOURTH of the
    --------
Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and replaced as follows:

          (C) Series D Conversion Price.  In the event the Corporation shall
              -------------------------
issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue, as follows:

              (x) if the consideration per share is greater than or equal to $3.00 per share (subject to Adjustment), but less than $4.00 per share, to an amount equal to the per share consideration received for each additional share upon such issuance; or

              (y) if the issuance (or deemed issuance) is without consideration or for a consideration per share less than $3.00 (subject to Adjustment), to a price determined by (i) first reducing the Series D Conversion Price to $3.00 (subject to Adjustment), provided, however, that no reduction pursuant to this
                         --------  -------
clause (i) shall be made if the Series D Conversion Price is already below $3.00 (subject to Adjustment); and (ii) then multiplying such new reduced Series D Conversion Price by a fraction, the numerator of which shall be the number of
                                    ---------
shares of

Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such new Series D Conversion Price; and the denominator
                                                                     -----------
of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, that, for the purpose of this Subsection 4(d)(iv)(C), (I) all
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shares of Common Stock issuable upon conversion of shares of Series D Preferred
Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (II) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 4(d)(iii)), such Additional Shares of Common Stock shall be deemed to be outstanding.

SECOND: This amendment to Certificate of Incorporation shall be effective as of the date set forth below.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Andrew Huffman, its President this 18 day of December, 1998.

                                        AUDIBLE, INC.


                                        By: /s/ Andrew Huffman
                                           ------------------------------------
                                            Andrew Huffman, President

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